                               LJL BIOSYSTEMS, INC.


                         COMMON STOCK PURCHASE AGREEMENT


                                 JANUARY 25, 1999

                               LJL BIOSYSTEMS, INC.
                         COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (the "AGREEMENT") is entered into as of this 25th day of January, 1999 (the "EFFECTIVE DATE") among LJL BioSystems, Inc., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").

                                    SECTION 1

                         SALE OF COMMON STOCK AND WARRANT

     1.1 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, on the Closing Date, as defined below, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company the number of whole shares of Common Stock, par value $0.001 per share, of the Company (the "PURCHASED COMMON STOCK"), calculated by dividing the dollar amount set forth opposite such Purchaser's name on EXHIBIT A by $3.50.

     1.2 CLOSING DATE. The closing (the "CLOSING") of the purchase and sale of the Common Stock (referred to herein as the "SECURITIES") shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California at 10:00 a.m. on January 27, 1999, or at such other time and place upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

     1.3 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate or certificates representing the shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor, by wire transfer or certified or cashier's check drawn on a United States ("U.S.") bank.

     1.4 LEGEND. The certificate or certificates for the Securities shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "SECURITIES ACT") and referring to restrictions on transfer herein, such legend to be substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) FULL COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT."

     In addition, the certificates for the Securities issued and sold to The Bay City Capital Fund I, L.P. ("Bay City Fund") and Skyline Venture Partners, L.P. shall include appropriate legends to reflect such Purchasers' status as affiliates of the Company.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers that as of the Effective Date:

     2.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the Company. The Company has no subsidiaries or equity interest in any other entity other than LJL BioSystems Ltd., a U.K. subsidiary.

     2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which at December 31, 1998, approximately 10,524,493 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, $0.001 par value, of which no shares of Preferred Stock were issued and outstanding and warrants exercisable for 73,679 shares of Common Stock were issued and outstanding. Since December 31, 1998, no shares of the Company's Common or Preferred Stock have been issued, except pursuant to the exercise of outstanding options and except pursuant to the Company's 1998 Employee Stock Purchase Plan. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of December 31, 1998, there were options outstanding for approximately 1,509,053 shares of Common Stock and approximately 890,144 shares available for future issuance. Except as described in this Section 2.2, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities other than pursuant to the Company's stock option plans and Employee Stock Purchase Plan. All of the issued and outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws.

     2.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D (the "Registration Rights Agreement") and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the authorization, sale, issuance and delivery of the Securities being sold hereunder by the Company has been taken. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section
1.7 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, all of the Securities being sold by the Company hereunder will be duly and validly issued, fully paid and nonassessable and free and clear of any liens and encumbrances other than restrictions on transfer pursuant to state and federal securities laws. There are no statutory, contractual or other preemptive rights, rights of first refusal, co-sale rights or similar rights with respect to the issuance and sale of the Securities.

     2.4 VALIDITY OF SECURITIES. The Securities, when issued, sold and delivered by the Company in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable. Based in part upon the representations of the Purchasers in this Agreement, the offer, sale and issuance of the Securities will be made in compliance with all applicable federal and state securities laws.

     2.5 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any material agreement attached as an exhibit to the Company's SEC Documents, or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects or financial condition of the Company.

     2.6 ACCURACY OF REPORTS; FINANCIAL STATEMENTS. All reports required to be filed with the Securities and Exchange Commission (the "SEC") by the Company since March 18, 1998 (the date of the Company's initial public offering) through the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to each Purchaser (the "SEC Documents"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).
Since the date of the last filing of an SEC Document, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company; PROVIDED, HOWEVER, that changes in the ordinary course of business, including but not limited to the use of cash and increase in liabilities, shall not be deemed to be a material adverse change.

     2.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Registration Rights Agreement, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. and with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Securities are offered and/or sold (which compliance will be effected in accordance with such laws).

     2.8 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which the Company has received any notice of assertion against the Company, which could reasonably be expected to result in a material adverse effect on the business, properties, financial condition or operations of the Company.

     2.9 REGISTRATION RIGHTS. Except for the rights set forth in the Amended and Restated Investors' Rights Agreement dated June 17, 1997, a copy of which has been made available to each Purchaser, the Company is not presently under any obligation and has not granted any rights to register its securities under the Securities Act with respect to any of its presently outstanding securities, which rights would be implicated with respect to the registration contemplated by the Registration Rights Agreement and which rights have not been waived by the holders thereof.

     2.10 NO MATERIAL DEFAULT. The Company is not in violation of or default in any material respect under any provision of (a) its Certificate of Incorporation or Bylaws, (b) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, or (c) any material agreement attached as an exhibit to the Company's SEC Documents, except such violations or defaults as would not have a material adverse effect on the business, properties, prospects or financial condition of the Company.

     2.11 LISTING. The Company's Common Stock is traded on The Nasdaq National Market.

     2.12 DISCLOSURE. No representation or warranty of the Company contained in this Agreement or the exhibits attached hereto (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

                                   SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser, severally and not jointly with other Purchasers, hereby represents and warrants to the Company as follows as of the Effective Date:

     3.1 INVESTMENT. Such Purchaser will acquire the Securities purchased from the Company pursuant to this Agreement for investment for its own account, not as a nominee or agent and not with a view to or for resale in connection with any distribution thereof. Purchaser understands that the Securities purchased by such Purchaser from the Company pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Purchaser's investment intent and the accuracy of such Purchaser's representations as expressed herein.

     3.2 ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" as defined by Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"). The SEC documents have been made available to each Purchaser, and each Purchaser has received all the information it has requested regarding the Company. Such Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     3.3 AUTHORITY. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section
1.7 of the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Purchaser.

     3.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby.

     3.5 INVESTIGATION. Such Purchaser has had a reasonable opportunity to discuss the Company's business, management and financial affairs with the Company's management.

                                   SECTION 4

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

     The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

     4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     4.3 NO ACTION, ETC. PENDING. There shall not at Closing be in effect any action, order, or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

     4.4 NO LAW PROHIBITING OR RESTRICTING SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise referenced in this Agreement).

     4.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate substantially in the form attached hereto as EXHIBIT B executed by a duly authorized officer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 and certifying that, since the date of the Company's most recent filing with the SEC, there has not been any material adverse change in the assets, liabilities, financial condition or operations of the Company; PROVIDED, HOWEVER, that changes in the ordinary course of business, including but not limited to the use of cash and increase in liabilities, shall not be deemed to be a material adverse change.

     4.6 REGISTRATION RIGHTS AGREEMENT. On or before the Closing, the Company and the Purchasers shall have executed and delivered a counterpart of the Registration Rights Agreement in the form attached hereto as EXHIBIT C.

     4.7 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as EXHIBIT D.

     4.8 DIRECTOR. The Company shall have taken all actions necessary to ensure that John Diekman shall be appointed, effective immediately after the Closing, to serve on the Company's board of directors.

                                  SECTION 5

                       CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 NO ACTION, ETC. PENDING. There shall not at Closing be in effect any action, order or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

     5.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

                                   SECTION 6

                             POST-CLOSING COVENANTS

     6.1 POST-CLOSING COVENANT OF THE COMPANY. Until the earlier of (i) the date upon which Bay City Fund and its affiliates beneficially own 75% or less of the shares of Purchased Common Stock that Bay City Fund purchases hereunder or (ii) four (4) years from the Closing, the Company shall, subject to the fiduciary obligations of the Board of Directors to the Company's stockholders based on advice of legal counsel, (i) nominate and include in the Company proxy statement a representative designated by Bay City Capital LLC ("BAY CITY") as a Class II director of the Company's Board of Directors at each annual meeting of stockholders of the Company where the class of which such designee is a member is up for election, and (ii) in the event that any such designee shall resign or be removed as a director for any reason during the period that this Section 6.1 is in effect, fill the vacancy resulting thereby by a designee of Bay City. The Company shall provide all rights and benefits of indemnity to such designee as are provided such other outside directors.

     6.2 POST-CLOSING COVENANT OF THE PURCHASERS. Until the earlier of (i) the date upon which Bay City Fund beneficially owns 75% or less of the Common Stock purchased by Bay City Fund pursuant to this Agreement or (ii) four (4) years from the Closing, the Purchasers (which term, for the purposes of this Section 6.2, shall include all affiliates of the Purchasers that may from time to time beneficially own shares of Common Stock) shall take such action as may be required so that all shares of voting stock of the Company beneficially owned by the Purchasers are voted for the nominee to the Board of Directors of the Company which is nominated consistent with the provisions of Section 6.1 above.

                                    SECTION 7

                                  MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     7.2 MAINTENANCE OF LISTING. For so long as the Company is obligated to keep in effect any registration statement provided for under the Registration Rights Agreement, the Company will use its reasonable best efforts to maintain its listing on The Nasdaq National Market or a national securities exchange, as defined in the Exchange Act.

     7.3 FILINGS. The parties shall consult and fully cooperate with and provide assistance to each other in preparing and filing as soon as practicable all consents, approvals and authorizations necessary or advisable to be made or obtained from any third-party or governmental agency in order to consummate the transactions contemplated hereby.

     7.4 SURVIVAL. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall terminate six (6) months following the Closing; provided, however, that the covenants in Section 6 shall survive for the terms stated therein.

     7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     7.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

     7.7 NOTICES AND DATES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on EXHIBIT A hereto, or to the Company at its address specified on its signature page hereto, or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     7.8  BROKERS.

          (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

          (b) No Purchaser has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of such Purchaser hereunder.

     7.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     7.10 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     7.11 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

     7.12 PUBLICITY. The Purchasers and the Company shall not issue any public statement concerning the transactions contemplated by this Agreement without the reasonable prior written consent of the parties named in such public statement; PROVIDED, HOWEVER, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this Section 7.12.

     7.13 CAPTIONS AND HEADINGS. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.14 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

                             [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                                        LJL BIOSYSTEMS, INC.

                                        By:  /s/ Lev J. Leytes
                                             ----------------------------------
                                        Its: President
                                             ----------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                                        THE BAY CITY CAPITAL FUND I, L.P.


                                        By:  BAY CITY CAPITAL MANAGEMENT LLC
                                        Its: General Partner


                                        By:  /s/ Roger H. Salquist
                                             ----------------------------------
                                             Name: Roger H. Salquist
                                                   ----------------------------
                                             Title: Managing Director
                                                   ----------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                                        SKYLINE VENTURE PARTNERS, L.P.


                                        By:  Skyline Venture Management LLC
                                        Its: General Partner


                                        By:  /s/ John Freund
                                             ----------------------------------
                                             John Freund
                                             Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                                        THE KAUFMANN FUND, INC.



                                        By:  /s/ Hans P. Utsch
                                             ----------------------------------
                                             Hans P. Utsch
                                             President

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                Number of Securities of                     Aggregate
      Name and Address                               Common Stock                        Purchase Price
      ----------------                               ------------                        --------------
The Bay City Capital Fund I, L.P.                      857,143
750 Battery Street, Suite 600                                                            $ 3,000,000.50
San Francisco, CA  94111


The Kaufmann Fund, Inc.                                857,143                           $ 3,000,000.50
140 E. 45th Street, 43rd Floor
New York, NY  10017


Skyline Venture Partners, L.P.                         285,714                           $   999,999.00
525 University Avenue, Suite 701
Palo Alto, CA  94301
                                                     ---------                           --------------

     TOTAL:                                          2,000,000                           $ 7,000,000.00

                                   EXHIBIT B

                              LJL BIOSYSTEMS, INC.

                             COMPLIANCE CERTIFICATE


     The undersigned, Lev J. Leytes, hereby certifies as follows:

     1. The undersigned is the duly elected President and Chief Executive Officer of LJL BioSystems, Inc., a Delaware corporation (the "COMPANY").

     2.   The representations and warranties of the Company set forth in
Section 2 of the Common Stock Purchase Agreement (the "AGREEMENT") dated January 25, 1999 are true and correct in all material respects as though made on and as of the date hereof.

     3. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date.

     4. Since the date of the Company's most recent filing with the SEC, there has not been any material adverse change in the assets, liabilities, financial condition, or operations of the Company; PROVIDED, HOWEVER, that changes in the ordinary course of business, including but not limited to the use of cash and increase in liabilities, shall not be deemed to be a material adverse change.

     The undersigned has executed this Certificate this 27th day of January, 1999.


                                            /s/ Lev J. Leytes
                                            ----------------------------------
                                            Lev J. Leytes, President and Chief
                                            Executive Officer

                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT



                      (Included herewith as Exhibit 4.5)

                                   EXHIBIT D

                           OPINION OF COMPANY COUNSEL

                           [Venture Law Group Letterhead]


                                 January 27, 1999


To the Purchasers Listed on EXHIBIT A to the
LJL BioSystems, Inc. Common Stock
Purchase Agreement

Ladies and Gentlemen:

     We have acted as counsel for LJL Biosystems, Inc., a Delaware corporation (the "COMPANY"), in connection with the sale by the Company to you of shares of the Company's Common Stock pursuant to the Common Stock Purchase Agreement dated January 25, 1999 (the "PURCHASE AGREEMENT"), by and among the Company and the persons listed on EXHIBIT A attached thereto (the "PURCHASERS"), and the negotiation, execution and delivery by the Company of the Registration Rights Agreement dated January 27, 1999 (the "REGISTRATION RIGHTS AGREEMENT") by and among the Company and the Purchasers. This opinion is given to you in compliance with Section 4.7 of the Purchase Agreement.
The Purchase Agreement and the Registration Rights Agreement are referred to herein collectively as the "AGREEMENTS." Unless defined herein, capitalized terms have the meaning given to them in the Agreements.

     In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of the Company in connection with the transactions referred to in the first paragraph hereof, no information has come to the attention of Mark Weeks, Jason Lemkin or Laurel Finch (the only lawyers at Venture Law Group working on this transaction) that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     In rendering the opinion set forth in paragraph (a) below as to the existence and good standing of the Company in Delaware, we have relied exclusively on a certificate of a recent date of public officials of the State of Delaware.

January 27, 1999
Page 2

     In rendering the opinion expressed in paragraph (g) below, we have assumed and express no opinion with respect to the following: (i) that the representations and warranties of the Purchasers set forth in the Agreements are true and complete; and (ii) that the information provided by the Company to the Purchasers in connection with such offer and sale is accurate and complete. We have also assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Securities sold by it by means of any "GENERAL SOLICITATION," as defined in Regulation D under the Securities Act or the "PUBLICATION OF ANY ADVERTISEMENT" (as defined under the California Corporate Securities Act of 1968, as amended, and the regulations thereunder).

     The opinions hereinafter expressed are subject to the following further qualifications:

          (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

          (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

          (iii) We express no opinion as to the enforceability of a requirement that provisions of the Agreements may only be waived in writing to the extent an oral agreement has been executed modifying provisions of the Agreements;

          (iv) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

          (v) We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

          (vi) We express no opinion as to the enforceability of provisions of the Agreements which purport to establish evidentiary standards or to make determinations conclusive;

          (vii) We express no opinion as to the enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

          (viii) We express no opinion as to the enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

January 27, 1999
Page 3

          (ix) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities; and

          (x) We express no opinion as to the enforceability of a provisions in the Registration Rights Agreement purporting to provide for indemnification and contribution under certain circumstances may be unenforceable.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business as foreign corporations in each state in which the failure to be so qualified would have a material adverse effect on the Company.

     (b) The Company has the requisite corporate power to execute and deliver the Agreements, to sell and issue the Common Stock sold by it thereunder and to carry out and perform its obligations under the terms of the Agreements.

     (c) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of all of the Company's obligations under the Agreements has been taken. The Agreements constitute valid and binding obligations of the Company enforceable in accordance with their terms. The Common Stock sold by the Company in conformity with the terms of the Purchase Agreement constitute validly issued, fully paid and nonassessable securities of the Company.

     (d) The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Common Stock have not resulted and will not result in any material violation of, or material conflict with, or constitute a material default under (i) any of the agreements attached as exhibits to the Company's SEC Documents, (ii) the Company's Certificate of Incorporation or Bylaws or (iii) any statute, rule or regulation or any judgment or order known to us to which the Company is a party, or by which the Company is bound.

     (e) To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency that, either in any case or in the aggregate, if determined adversely to the Company, would result in a material adverse change in the business or financial condition of the Company or in any material liability on the part of the Company, and none that questions the validity of the Agreements or any action taken or to be taken in connection therewith.

     (f) To our knowledge, no material consent, approval or authorization of or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the

January 27, 1999
Page 4

Common Stock sold by the Company, or the consummation of any other transaction contemplated by the Agreements, except the filings that are permitted to be made after the Closing that may be required under state and federal securities laws and rules of the National Association of Securities Dealers.

     (g) The offer, sale and issuance of the Common Stock in conformity with the terms of the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and the securities laws of the State of California.

     We express no opinion as to matters governed by any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements or the transactions contemplated thereby.

     This opinion is furnished to you pursuant to Section 4.7 of the Purchase Agreement and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                                   Sincerely,

                                   VENTURE LAW GROUP,
                                   A Professional Corporation


                                   /s/ Venture Law Group